EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-4 of Bank of Marin Bancorp of our report dated March 17, 2021 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of American River Bankshares for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in the joint proxy statement/prospectus.

/s/ Crowe LLP
Crowe LLP
Sacramento, California
June 11, 2021